Exhibit 10.14

CARBONTRONICS, LLC

Amendment to Operating Agreement

Admitting Subscriber as a Member

THIS AMENDMENT (“Amendment”) to the Operating Agreement of Carbontronics, LLC, a Delaware limited liability company (the “Company”), is made this          day of March, 1998, by and among C.C. Pace Capital, L.L.C., a Delaware limited liability company, Carbon Resources, Inc., a Delaware corporation, Meridian Energy Corporation, a Massachusetts corporation, Meridian Investments, Inc., a Massachusetts corporation, and Coal Investors, LLC, a Delaware limited liability company (each a “Member” and collectively the “Members”), and Gencor Industries, Inc. (the “Subscriber”).

The Members are parties to an Operating Agreement for the Company dated January 29, 1998 (the “Operating Agreement”). Any terms used in this Amendment which are defined in the Operating Agreement and are not defined herein shall have the meanings assigned to them in the Operating Agreement. The Subscriber has acquired an interest in the Company from the Company, and the remaining Members have agreed to admit the Subscriber as a Member and to modify the Operating Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1. Admission of Subscriber. The Subscriber is hereby admitted as a Member.

2. Amendment of Operating Agreement. The Operating Agreement is hereby amended by deleting Exhibit A in its entirety and replacing it with Exhibit A attached hereto. Except as specifically set forth herein, the Operating Agreement is hereby ratified and affirmed.

3. Consent to Agreement by Subscriber. The Subscriber hereby consents to and agrees to be bound by all the terms of the Operating Agreement, as amended by this Amendment.

4. Conflicting Terms. Wherever the terms and conditions of this Amendment and the terms and conditions of the Operating Agreement conflict, the terms of this Amendment shall be deemed to supersede the conflicting terms of the Operating Agreement.

5. Authorized Person. The Members authorize John F. Boc to execute such agreements and certificates in the Company’s name and on behalf of the Company as necessary or proper to effectuate the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties have executed this Amendment under seal as of the day and year first above written.

C.C. PACE CAPITAL, L.L.C. By Its Members:

C.C. PACE RESOURCES, INC.

By:	/s/ Timothy F. Sutherland
Name: Timothy F. Sutherland
Title: President

CHELSEA VIRGINIA, L.L.C.

By:	/s/ James R. Treptow
Name: James R. Treptow
Title: Managing Director

CARBON RESOURCES, INC.

By:	/s/ Frederick J. Murrell
Name: Frederick J. Murrell
Title: President

MERIDIAN ENERGY CORPORATION

By:	/s/ Douglas E. Miller
Name: Douglas E. Miller
Title: President

MERIDIAN INVESTMENTS, INC.

By:	/s/ John F. Boc
Name: John F. Boc
Title: President

COAL INVESTORS, LLC
By Its Member:

/s/ John F. Boc
John F. Boc

GENCOR INDUSTRIES, INC.

By:	/s/ E.J. Elliott
Name:
Title: President

EXHIBIT A

Member	Member’s Percentage	Amount of Capital Contributions
C.C. Pace Capital, L.L.C. 4401 Fair Lakes Court Suite 400 Fairfax, Virginia 22033	20%	$250.00
Carbon Resources, Inc. 111 3rd Ave., West Suite 140 Bradenton. FL 34205	20%	$250.00
Meridian Energy Corporation 1266 Furnace Brook Parkway Quincy, Massachusetts 02169	13.6%	$170.00
Meridian Investments, Inc. 1266 Furnace Brook Parkway Quincy, Massachusetts 02169	6.4%	$80.00
Coal Investors, LLC c/o Meridian Energy Corporation 1266 Furnace Brook Parkway Quincy, Massachusetts 02169	20%	$250.00
Gencor Industries, Inc. 5201 N. Orange Blossom Trail Orlando, FL 32810	20%	CONSIDERATION FROM LETTER AGREEMENT DATED 1/10/98